Exhibit 99.1

Contact:

Jeffrey J. Carfora, EVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS RESULTS FOR THE FOURTH QUARTER OF 2012

BEDMINSTER, N.J. – January 31, 2013 – For the year and fourth quarter ended December 31, 2012, Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income of $9.70 million (year) and $1.06 million (quarter), respectively, and diluted earnings per share of $1.05 (year) and $0.12 (quarter), respectively.

Doug Kennedy, CEO, said, “We took several strategic steps during the quarter that have positioned us well for the future. These strategic initiatives have strengthened our core operating base as we embark on a plan to grow our core lending, retail, and wealth advisory businesses, while maintaining and enhancing our high levels of customer service.”

The 2012 fourth quarter included the following strategic initiatives:

a)	Approximately $19 million of classified loans were transferred to loans held for sale and are being marketed for sale. The transfer of these loans to held for sale resulted in an additional provision for loan losses of $4.0 million and charge-offs of $5.4 million.

b)	The Company’s Pooled Trust Preferred Securities portfolio was sold, resulting in a $2.87 million gain. This transaction also resulted in a significant reduction in risk-weighted assets for regulatory capital purposes and the realization of the majority of the Company’s deferred tax assets, with the monetization of much of that to occur in 2013. As part of this, $260 thousand of additional tax expense needed to be recorded, which was related to the realization of the deferred tax assets to be carried-back to the prior two years at a slightly lower tax rate compared to the tax rate as recorded.

c)	All of the Company’s remaining Held to Maturity securities were transferred to Available for Sale, affording greater flexibility in the management of liquidity and interest rate risk.
d)	The organization and set-up of PGB Trust & Investments of Delaware was completed just prior to year end, resulting in legal fees of $74 thousand.
e)	Staffing and organizational restructuring coupled with various resignations, retirements, and position eliminations, Resulted in the recording of a $965 thousand severance accrual.
f)	The position of Chairman and CEO was split when Mr. Kennedy joined the Company as CEO in early October 2012. Frank Kissel remained as Chairman of the Board. Professional, legal, and other costs totaling $336 thousand were recorded in connection with the CEO search.

Additionally, the fourth quarter of 2012 included $175 thousand of costs and fee waivers as a result of Hurricane Sandy.

The 2011 year included a state income tax benefit of $2.99 million related to the reversal of a valuation allowance previously recorded in 2008. Circumstances and projections indicated that the deferred tax asset would be realized in future periods and it was, in fact, realized upon the sale of the Pooled Trust Preferred Securities portfolio in the fourth quarter of 2012, as noted above.

For comparative purposes, the Corporation believes that comparing earnings excluding unusual items provides a better analysis of earnings trends. The information discussed in the next two paragraphs are non-GAAP measures.

As detailed in the financial tables on pages 16, 17 and 18, net income and diluted earnings per share for the year ended December 31, 2012, excluding the unusual items, were $11.89 million and $1.30, respectively. This compared favorably to net income of $9.18 million and diluted earnings per share of $0.91 for the 2011 full-year period, after excluding the unusual items.

Net income and diluted earnings per share for the quarter ended December 31, 2012 were $2.97 million and $0.34, respectively, after adjustments. This compared favorably to net income and diluted earnings per share of $2.53 million and $0.26, respectively, for the quarter ended December 31, 2011.

Net Interest Income and Margin

Net interest income, on a fully tax-equivalent basis, was $12.91 million for the fourth quarter of 2012, up from $12.79 million for the same quarter last year.

On a fully tax-equivalent basis, the net interest margin was 3.42 percent for the December 2012 quarter compared to 3.46 percent for the December 2011 quarter.

Net interest income reflected an increase for the December 2012 quarter when compared to the December 2011 quarter, as the positive effect of increased loans, funded by reduced lower yielding investment securities and increased lower cost core deposits, was partially offset by the effect of lower market yields, which compressed asset yields more than deposit costs.

The net interest margin for the current quarter reflected a decline of four basis points from the same quarter last year, due to the effect of the lower market yields discussed above.

Loans

Average loans totaled $1.13 billion for the fourth quarter of 2012 as compared to $993 million for the same 2011 quarter, which was an increase of $133 million, or just over 13 percent.

The average residential mortgage loan portfolio for the fourth quarter of 2012 increased $51 million, or 11 percent, when compared to the same quarter of 2011. The increase was attributable to originations retained in the portfolio outpacing loan paydowns. During this period of historically low interest rates, refinance activity has generally been robust. All of the shorter-duration loan production and select longer-duration loan production have been retained in portfolio. However, the Company does sell much of its longer-duration, fixed-rate loan production as a source of noninterest income and as part of its interest rate risk management strategy in the current low rate environment.

The average commercial mortgage and commercial loan portfolio for the fourth quarter of 2012 increased $85 million, or in excess of 19 percent, from the fourth quarter of 2011. The increase was attributable to demand from high quality borrowers looking to refinance multifamily and other commercial mortgages held by other institutions.

From December 31, 2011 to December 31, 2012, total loans grew $94 million or nearly 9 percent. Total loan originations were $397 million for 2012, up from $321 million for 2011. Included in the total were commercial mortgage/commercial loan originations of $150 million for 2012, up from $103 million for 2011.

Mr. Kennedy said “I was pleased with our success in generating solid lending growth this past quarter and year. I look forward to continuing to grow our multi-family and other commercial real estate loan book, as well as introduce a comprehensive Commercial & Industrial (C&I) lending program.”

Deposits

Average total deposits (interest-bearing and noninterest-bearing) increased $38 million for the December 2012 quarter when compared to the same quarter last year.

Over that same period, the Company saw growth in average noninterest-bearing checking balances, growth in average interest-bearing checking, and growth in savings. Average money market account balances remained relatively flat.

The Company has successfully focused on:

-	Business and personal core deposit generation, particularly checking;
-	Municipal relationships within its market territory; and
-	Growth in deposits associated with its commercial mortgage/commercial loan growth.

Average certificates of deposit (CDs) declined $19 million for the December 2012 quarter from the December 2011 quarter. These higher-cost CDs were replaced with lower-cost, more stable core deposits.

From December 31, 2011 to December 31, 2012, total deposits increased $73 million, or 5 percent.

Mr. Kennedy commented, “This continues to be a strong and valuable deposit franchise, as evidenced by our high level of lower-cost, more stable core deposits. I see a lot of opportunity for growth in our core markets. Over the course of 2013, we plan to further grow our core deposit base, while maintaining and enhancing our high level of customer service.”

PGB Trust & Investments

PGB Trust & Investments generated $2.93 million in fee income in the fourth quarter of 2012 compared to $2.58 million for the fourth quarter of 2011, reflecting growth in excess of 13 percent. The market value of the assets under administration of the wealth management division stood at $2.30 billion at December 31, 2012, up from $1.96 billion reported at December 31, 2011. The growth was due to new business, as well as market action coupled with solid investment advisory and management.

Mr. Kennedy noted, “The wealth management business adds significant value to the Company. I look forward to growing this business further through our new Delaware Trust subsidiary; in and around our market areas; through our existing wealth, loan and depository client base; and through discussions with all potential loan and depository clients. We will continue to provide the personalized, high touch service our valued clients have come to expect.”

 Other Noninterest Income

Other noninterest income, exclusive of Trust fees, totaled $4.42 million in the December 2012 quarter compared to $1.67 million in the same quarter a year ago. The December 2012 quarter included $370 thousand of fee income from the sale of longer-term, fixed-rate residential mortgage loans, compared to $139 thousand in the same 2011 quarter. The $230 thousand increase was due to higher residential mortgage loan origination levels, as well as a decision to retain less fixed rate loans in the portfolio. The December 2012 quarter also included a $2.87 million gain from one of the strategic initiatives noted earlier, which is the sale of the Company’s Pooled Trust Preferred Securities portfolio. These positives were slightly offset by reduced service charges, some due to waivers resulting from an across the board Hurricane Sandy program and some due to customers being more diligent in managing their accounts.

Operating Expenses

The Company’s total operating expenses were $13.55 million in the December 2012 quarter compared to $11.55 million in the December 2011 quarter. The 2012 expense levels included: costs associated with several of the strategic initiatives discussed earlier, specifically, a $965 thousand severance accrual associated with staffing and organizational restructuring; $74 thousand of legal expenses associated with the organization and set-up of PGB Trust & Investments of Delaware; $336 thousand of professional, legal, and other fees associated with the CEO search; and various expenses associated with Hurricane Sandy. The December 2012 quarter also included costs for the Company to keep up with the increased regulatory burden on financial institutions; costs associated with key additions to staff in PGB Trust & Investments to enhance their ability to grow and service their client base; increased commissions related to increased loan originations; normal salary increases; and increased bonus and profit sharing accruals. The net effect of the additional costs in the fourth quarter of 2012 was partially offset by various operational efficiencies.

Mr. Kennedy noted, “Given our plans to grow our core businesses, we expect higher operating expenses in 2013 as compared to prior periods. We expect revenue and related profitability associated with these plans to lag expenses by several quarters.”

Provision for Loan Losses / Asset Quality

The Company’s provision for loan losses for the quarter ended December 31, 2012 was $4.53 million compared to $750 thousand recorded in the immediately preceding September 2012 quarter and the $1.75 million provision recorded in the December 2011 quarter. Charge-offs, net of recoveries, for the fourth quarter of 2012 were $5.68 million compared to $543 thousand for the immediately preceding September 2012 quarter and $2.37 million for the December 2011 quarter.

The higher provisioning and net charge-off levels in the December 2012 quarter were due to one of the strategic initiatives discussed earlier - moving approximately $19 million of classified loans to loans held for sale, which resulted in an additional provision for loan losses of $4.0 million and charge-offs of $5.4 million.

At December 31, 2012, nonperforming assets totaled $15.2 million or just 0.91 percent of total assets compared to $26.3 million or 1.65 percent of assets at December 31, 2011.

Capital / Dividends

As noted in prior quarters, the preferred stock issued in January 2009 under Treasury’s Capital Purchase Program (CPP) was fully redeemed early in the first quarter of 2012. At December 31, 2012, including the effect from this redemption, the Company’s leverage ratio, tier 1 and total risk based capital ratios were 7.27 percent, 11.83 percent and 13.08 percent, respectively. The Company’s ratios are all above the levels necessary to be considered well-capitalized under regulatory guidelines applicable to banks. Additionally, the Company’s common equity ratio (common equity to total assets) at December 31, 2012 was 7.32 percent of total assets, reflecting growth from 6.81 percent of total assets at December 31, 2011.

As previously announced, on January 17, 2013, the Board of Directors declared a regular cash dividend of $0.05 per share payable on February 15, 2013 to shareholders of record on February 1, 2013.

In accordance with its By-Laws, the Company’s Annual Meeting will be held on the fourth Tuesday of April (April 23, 2013) at 2:00 p.m. on the first floor of our headquarters building at 500 Hills Drive, Bedminster, New Jersey. Earnings for the first quarter of 2013 will also be announced that day.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.67 billion as of December 31, 2012. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Middlesex, Morris and Union Counties. The Bank’s wealth management division, PGB Trust & Investments, operates at the Bank’s corporate offices located at 500 Hills Drive in Bedminster and at five other locations in Clinton, Morristown and Summit, New Jersey, Bethlehem, Pennsylvania and Greenville, Delaware. To learn more about Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank’s products and services please visit our website at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to

·	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
·	declines in value in our investment portfolio;
·	higher than expected increases in our allowance for loan losses;
·	higher than expected increases in loan losses or in the level of nonperforming loans;
·	unexpected changes in interest rates;
·	inability to successfully grow our business;
·	inability to manage our growth;
·	a continued or unexpected decline in real estate values within our market areas;
·	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
·	successful cyber attacks against our IT infrastructure and that of our IT providers;
·	higher than expected FDIC insurance premiums;
·	lack of liquidity to fund our various cash obligations;
·	reduction in our lower-cost funding sources;
·	our inability to adapt to technological changes;
·	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
·	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2012	2012	2012	2012	2011
ASSETS
Cash and due from banks	$6,733	$5,466	$5,639	$5,146	$7,097
Federal funds sold	100	100	100	100	100
Interest-earning deposits	112,395	49,354	29,024	28,144	35,856
Total cash and cash equivalents	119,228	54,920	34,763	33,390	43,053

Securities held to maturity	—	76,698	84,779	88,667	100,719
Securities available for sale	304,479	253,489	257,318	281,770	319,520
FHLB and FRB Stock, at cost	4,639	4,639	4,818	5,594	4,569

Loans held for sale	20,210	8,443	2,259	3,214	2,841

Residential mortgage	515,014	504,407	526,726	518,111	498,482
Commercial mortgage	420,086	391,976	384,289	358,822	330,559
Commercial loans	115,372	115,602	116,493	119,351	123,845
Construction loans	9,328	9,639	6,804	12,517	13,713
Consumer loans	21,188	21,542	20,885	19,769	19,439
Home equity lines of credit	49,635	51,440	49,057	47,831	50,291
Other loans	1,961	1,876	2,128	1,504	2,016
Total loans	1,132,584	1,096,482	1,106,382	1,077,905	1,038,345
Less: Allowance for loan losses	12,735	13,893	13,686	13,496	13,223
Net loans	1,119,849	1,082,589	1,092,696	1,064,409	1,025,122

Premises and equipment	30,030	30,472	30,979	31,482	31,941
Other real estate owned	3,496	3,392	3,073	3,391	7,137
Accrued interest receivable	3,864	4,040	3,447	3,842	4,078
Bank owned life insurance	31,088	30,887	30,688	30,490	27,296
Deferred tax assets, net	9,478	25,861	26,430	26,767	26,731
Other assets	21,475	8,060	7,355	6,524	7,328
TOTAL ASSETS	$1,667,836	$1,583,490	$1,578,605	$1,579,540	$1,600,335

LIABILITIES
Deposits:
Noninterest-bearing
demand deposits	$298,095	$306,711	$304,651	$288,130	$297,459
Interest-bearing deposits
Checking	346,877	332,786	323,813	318,239	341,180
Savings	109,686	103,572	104,631	98,743	92,322
Money market accounts	583,197	504,863	495,929	512,464	516,920
CD’s $100,000 and over	68,741	72,168	78,268	73,927	71,783
CD’s less than $100,000	109,831	112,586	115,793	120,140	124,228
Total deposits	1,516,427	1,432,686	1,423,085	1,411,643	1,443,892
Overnight borrowings	—	—	—	22,900	—
Federal home loan bank advances	12,218	12,335	16,451	17,566	17,680
Capital lease obligation	8,971	9,024	9,076	9,127	9,178
Other Liabilities	8,163	11,967	15,758	7,170	6,614
TOTAL LIABILITIES	1,545,779	1,466,012	1,464,370	1,468,406	1,477,364
Shareholders’ equity	122,057	117,478	114,235	111,134	122,971
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,667,836	$1,583,490	$1,578,605	$1,579,540	$1,600,335

Trust division assets under
administration (market value,
not included above)	$2,303,612	$2,146,920	$2,062,798	$2,063,729	$1,957,146

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

			As of
	Dec 31,		Sept 30,	June 30,	March 31,	Dec 31,
	2012		2012	2012	2012	2011
Asset Quality:
Loans past due over 90 days
and still accruing	$—		$—	$—	$—	$345
Nonaccrual loans	11,732	(C)	16,958	19,011	18,598	18,865
Other real estate owned	3,496		3,392	3,073	3,391	7,137
Total nonperforming assets	$15,228	(C)	$20,350	$22,084	$21,989	$26,347

Nonperforming loans to
total loans	1.04	%(C)	1.55%	1.72%	1.73%	1.85%
Nonperforming assets to
total assets	0.91	%(C)	1.29%	1.40%	1.39%	1.65%

Accruing TDR’s (A)	$6,415	(C)	$7,626	$7,647	$7,842	$7,281

Loans past due 30 through 89
days and still accruing	$3,786		$2,244	$2,836	$7,619	$11,632

Classified loans (B)	$32,014	(C)	$47,017	$47,102	$48,546	$49,101

Impaired loans (B)	$18,147	(C)	$24,584	$26,658	$26,568	$26,212

Allowance for loan losses:
Beginning of period	$13,893		$13,686	$13,496	$13,223	$13,843
Provision for loan losses	4,525		750	1,500	1,500	1,750
Charge-offs, net	(5,683)		(543)	(1,310)	(1,227)	(2,370)
End of period	$12,735		$13,893	$13,686	$13,496	$13,223

ALLL to nonperforming loans	108.55	%(C)	81.93%	71.99%	72.57%	68.83%
ALLL to total loans	1.12	%(C)	1.27%	1.24%	1.25%	1.27%

Capital Adequacy:
Tier I leverage	7.27%		7.31%	7.15%	7.00%	7.73%

Tier I capital to risk-weighted assets	11.83%		11.51%	11.27%	11.21%	12.51%

Tier I & II capital to
risk-weighted assets	13.08%		12.76%	12.52%	12.46%	13.76%

Common equity to total assets	7.32%		7.42%	7.24%	7.04%	6.81%

Book value per common share	$13.87		$13.38	$13.02	$12.70	$12.47

(A)	Does not include $2.9 million at December 31, 2012, $5.7 million at September 30, 2012, $6.1 million at June 30, 2012, $6.0 million at March 31, 2012 and $3.8 million at December 31, 2011 of TDR’s included in nonaccrual loans.

(B)	Classified loans include all impaired loans. Impaired loans include all nonaccrual loans and all TDRs.

(C)	Does not include classified Loans Held for Sale, as these loans have been written down to market value and are currently being marketed for sale.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2012	2012	2012	2012	2011
Income Statement Data:
Interest income	$13,792	$13,982	$14,102	$14,214	$14,101
Interest expense	1,033	1,132	1,199	1,323	1,485
Net interest income	12,759	12,850	12,903	12,891	12,616
Provision for loan losses	4,525	750	1,500	1,500	1,750
Net interest income after
provision for loan losses	8,234	12,100	11,403	11,391	10,866
Trust fees	2,929	2,918	3,259	3,176	2,584
Other income	1,343	1,406	1,305	1,157	1,350
Securities gains/(losses), net	3,078	235	107	390	316
Total other income	7,350	4,559	4,671	4,723	4,250
Salaries and employee benefits	8,045	7,029	6,408	6,113	5,651
Premises and equipment	2,433	2,290	2,413	2,331	2,313
FDIC insurance expense	267	299	290	352	278
Other expenses	2,808	2,375	2,593	2,284	3,306
Total operating expenses	13,553	11,993	11,704	11,080	11,548
Income before income taxes	2,031	4,666	4,370	5,034	3,568
Income tax expense/(benefit)	973	1,834	1,647	1,951	1,041
Net income	1,058	2,832	2,723	3,083	2,527
Dividends and accretion
on preferred stock	—	—	—	474	220
Net income available to
common shareholders	$1,058	$2,832	$2,723	$2,609	$2,307

Per Common Share Data:

Earnings per share (basic)	$0.12	$0.32	$0.31	$0.30	$0.26
Earnings per share (diluted)	0.12	0.32	0.31	0.30	0.26

Performance Ratios:

Return on average assets	0.26%	0.72%	0.69%	0.78%	0.64%
Return on average common
equity	3.52%	9.77%	9.65%	9.47%	8.61%

Net interest margin
(Taxable equivalent basis)	3.42%	3.50%	3.52%	3.54%	3.46%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	For the
	Twelve Months Ended
	December 31,
	2012	2011
Income Statement Data:
Interest income	$56,090	$56,051
Interest expense	4,687	7,136
Net interest income	51,403	48,915
Provision for loan losses	8,275	7,250
Net interest income after
provision for loan losses	43,128	41,665
Trust fees	12,282	10,686
Other income	5,211	4,993
Securities gains/(losses), net	3,810	1,037
Total other income	21,303	16,716
Salaries and employee benefits	27,595	23,230
Premises and equipment	9,467	9,371
FDIC insurance expense	1,208	1,532
Other expenses	10,060	10,266
Total operating expenses	48,330	44,399
Income before income taxes	16,101	13,982
Income tax expense	6,405	1,814(A)
Net income	9,696	12,168(B)
Dividends and accretion
on preferred stock	474	1,228
Net income available to
common shareholders	$9,222	$10,940(B)

Per Common Share Data:

Earnings per share (basic)	$1.05	$1.25(C)
Earnings per share (diluted)	1.05	1.25(C)

Performance Ratios:

Return on average assets	0.61%	0.79%(D)
Return on average common equity	8.03%	10.74%(E)

Net interest margin
(Tax equivalent basis)	3.50%	3.47%

(A)	Income taxes for the twelve months ended 12/31/11 includes a one-time state tax benefit of $2.988 million related to the reversal of a previously recorded valuation allowance against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008. Circumstances and projections indicated that this deferred tax asset can be utilized when it is realized in future periods
(B)	Net income and net income available to common shareholders, excluding the one-time state tax benefit of $2.988 million would be $9.180 million and $7.952 million, respectively for the twelve months ended 12/31/11.
(C)	EPS excluding the one-time state tax benefit of $2.988 million is $0.91 for the twelve months ended 12/31/11. See page 14, for more information on this non-GAAP measure.
(D)	ROA excluding the one-time state tax benefit of $2.988 million is 0.60% for the twelve months ended 12/31/11. See page 14, for more information on this non-GAAP measure.
(E)	ROE excluding the one-time state tax benefit of $2.988 million is 7.81% for the twelve months ended 12/31/11. See page 14, for more information on this non-GAAP measure.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP RECONCILIATION

(Dollars in thousands, except share data)

This press release contains certain supplemental financial information, described below, which has been determined by methods other that U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Corporation’s financial results. Management believes that the Corporation’s presentation and discussion, together with the accompanying reconciliation, provides a complete understanding of factors and trends affecting the Corporation’s business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Corporation strongly encourages investors to review it consolidated financial statements in their entirety and not to rely on any single financial measure.

For the Twelve
Months Ended
December 31, 2011
Net Income:
As reported	$12,168
Less: Valuation allowance reversal	2,988
Net income, excluding valuation allowance reversal	9,180

Net Income Available to Common Shareholders:
As reported	$10,940
Less: Valuation allowance reversal	2,988
Net income, excluding valuation allowance reversal	7,952

Per Common Share Data:
Earnings per share (basic):
As reported
Less: Valuation allowance reversal	1.25
Earnings per share (basic),	0.34
excluding valuation allowance reversal	0.91

Earnings per share (diluted):
As reported
Less: Valuation allowance reversal	1.25
Earnings per share (diluted),	0.34
excluding valuation allowance reversal	0.91

Performance Ratios:
Return on average assets:
As reported	0.79%
Return on average assets,
excluding valuation allowance reversal	0.60%

Return on average common equity:
As reported	10.74%
Return on average common equity,
excluding valuation allowance reversal	7.81%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP RECONCILIATION

(Dollars in thousands, except share data)

This press release contains certain supplemental financial information, described below, which has been determined by methods other that U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Corporation’s financial results. Management believes that the Corporation’s presentation and discussion, together with the accompanying reconciliation, provides a complete understanding of factors and trends affecting the Corporation’s business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Corporation strongly encourages investors to review it consolidated financial statements in their entirety and not to rely on any single financial measure.

	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31, 2012	December 31, 2012
Net Income:
As reported	$1,058	$9,696
Additional provision for loan loss – transfer to loans
held for sale	4,000	4,000
Gain on sale of pooled trust preferred securities	(2,870)	(2,870)
Severance accrual	965	965
CEO search expenses	336	336
Hurricane Sandy - costs and fee waivers	175	175
Delaware Trust Subsidiary – organization and legal
expenses	74	74
Valuation of directors retirement plan	N/A	473
Tax effect (A)	(773)	(955)
Net income, excluding unusual items	2,965	11,894

Net Income Available to Common Shareholders:
As reported	$1,058	$9,222
Additional provision for loan loss – transfer to loans
Held for sale	4,000	4,000
Gain on sale of pooled trust preferred securities	(2,870)	(2,870)
Severance accrual	965	965
CEO search	336	336
Hurricane Sandy - costs and fee waivers	175	175
Delaware Trust Subsidiary – organization and legal
expenses	74	74
Valuation of directors retirement plan	N/A	473
Tax effect (A)	(773)	(955)
Net income, excluding unusual items	2,965	11,420

(A)	Taxes were calculated at an annual effective rate of 38.54%, net of the tax adjustment of $260 thousand for the realization of the carryback of deferred tax assets due to the pooled trust preferred securities sale.

	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31, 2012	December 31, 2012
Per Common Share Data:
Earnings per share (basic):
As reported	$0.12	$1.05
Less: Adjustments	0.22	0.25
Earnings per share (basic),
excluding unusual items	0.34	1.30

Earnings per share (diluted):
As reported	$0.12	$1.05
Less: Adjustments	0.22	0.25
Earnings per share (diluted),
excluding unusual items	0.34	1.30

Performance Ratios:
Return on average assets:
As reported	0.26%	0.61%
Return on average assets, excluding unusual items	0.74%	0.75%

Return on average common equity:
As reported	3.52%	8.03%
Return on average common equity,
excluding unusual items	9.87%	9.95%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2012			December 31, 2011
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$267,890	$1,423	2.12%	$369,741	$2,111	2.28%
Tax-exempt (1) (2)	47,262	327	2.77	47,564	386	3.25
Loans held for sale	4,355	48	4.40	1,661	23	5.53
Loans (2) (3)	1,125,490	12,107	4.30	992,617	11,706	4.72
Federal funds sold	100	—	0.10	100	—	0.15
Interest-earning deposits	66,942	41	0.24	66,318	53	0.32
Total interest-earning
assets	1,512,039	$13,946	3.69%	1,478,001	$14,279	3.86%
Noninterest-Earning Assets:
Cash and due from banks	6,885			8,466
Allowance for loan losses	(14,020)			(13,648)
Premises and equipment	30,350			32,170
Other assets	76,251			77,099
Total noninterest-earning
assets	99,466			104,087
Total assets	$1,611,505			$1,582,088

LIABILITIES:
Interest-Bearing Deposits:
Checking	$346,373	$87	0.10%	$344,560	$181	0.21%
Money markets	517,470	202	0.16	519,705	371	0.29
Savings	105,228	14	0.05	90,983	46	0.20
Certificates of deposit	180,941	528	1.17	200,158	643	1.28
Total interest-bearing
deposits	1,150,012	831	0.29	1,155,406	1,241	0.43
Borrowings	12,258	95	3.10	18,860	164	3.48
Capital lease obligation	8,990	107	4.76	6,436	80	4.97
Total interest-bearing
liabilities	1,171,260	1,033	0.35	1,180,702	1,485	0.50
Noninterest –Bearing
Liabilities:
Demand deposits	311,920			268,135
Accrued expenses and
other liabilities	8,144			12,113
Total noninterest-bearing
liabilities	320,064			280,248
Shareholders’ equity	120,181			121,138
Total liabilities and
shareholders’ equity	$1,611,505			$1,582,088
Net interest income		$12,913			$12,794
Net interest spread			3.34%			3.36%
Net interest margin (4)			3.42%			3.46%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2012			September 30, 2012
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$267,890	$1,423	2.12%	$284,440	$1,787	2.51%
Tax-exempt (1) (2)	47,262	327	2.77	44,481	322	2.90
Loans held for sale	4,355	48	4.40	2,829	34	4.77
Loans (2) (3)	1,125,490	12,107	4.30	1,098,857	11,965	4.36
Federal funds sold	100	—	0.10	100	—	0.10
Interest-earning deposits	66,942	41	0.24	53,560	27	0.20
Total interest-earning
assets	1,512,039	$13,946	3.69%	1,484,267	$14,135	3.81%
Noninterest-Earning Assets:
Cash and due from banks	6,885			5,611
Allowance for loan losses	(14,020)			(14,005)
Premises and equipment	30,350			30,820
Other assets	76,251			77,232
Total noninterest-earning
assets	99,466			99,658
Total assets	$1,611,505			$1,583,925

LIABILITIES:
Interest-Bearing Deposits:
Checking	$346,373	$87	0.10%	$334,982	$89	0.11%
Money markets	517,470	202	0.16	503,180	259	0.21
Savings	105,228	14	0.05	104,273	14	0.05
Certificates of deposit	180,941	528	1.17	188,568	550	1.17
Total interest-bearing
deposits	1,150,012	831	0.29	1,131,003	912	0.32
Borrowings	12,258	95	3.10	15,281	113	2.96
Capital lease obligation	8,990	107	4.76	9,043	107	4.73
Total interest-bearing
liabilities	1,171,260	1,033	0.35	1,155,327	1,132	0.39
Noninterest –Bearing
Liabilities:
Demand deposits	311,920			305,192
Accrued expenses and
other liabilities	8,144			7,434
Total noninterest-bearing
liabilities	320,064			312,626
Shareholders’ equity	120,181			115,972
Total liabilities and
shareholders’ equity	$1,611,505			$1,583,925
Net interest income		$12,913			$13,003
Net interest spread			3.34%			3.42%
Net interest margin (4)			3.42%			3.50%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

TWELVE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2012			December 31, 2011
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$303,599	$7,033	2.32%	$369,905	$8,351	2.26%
Tax-exempt (1) (2)	46,780	1,363	2.91	39,338	1,439	3.66
Loans held for sale	2,487	123	4.94	880	56	6.41
Loans (2) (3)	1,094,696	48,112	4.40	965,716	46,716	4.84
Federal funds sold	100	—	0.10	100	—	0.23
Interest-earning deposits	41,303	98	0.24	54,664	144	0.26
Total interest-earning
assets	1,488,965	$56,729	3.81%	1,430,603	$56,706	3.96%
Noninterest-Earning Assets:
Cash and due from banks	6,506			8,260
Allowance for loan losses	(13,942)			(14,561)
Premises and equipment	31,049			33,015
Other assets	77,048			73,263
Total noninterest-earning
assets	100,661			99,977
Total assets	$1,589,626			$1,530,580

LIABILITIES:
Interest-Bearing Deposits:
Checking	$336,228	$379	0.11%	$318,446	$1,045	0.33%
Money markets	510,633	1,022	0.20	519,702	2,010	0.39
Savings	101,068	70	0.07	86,818	205	0.24
Certificates of deposit	188,918	2,237	1.18	207,892	2,815	1.35
Total interest-bearing
deposits	1,136,847	3,708	0.33	1,132,858	6,075	0.54
Borrowings	25,277	548	2.17	22,622	742	3.28
Capital lease obligation	9,067	431	4.75	6,397	319	4.99
Total interest-bearing
liabilities	1,171,191	4,687	0.40	1,161,877	7,136	0.61
Noninterest –Bearing
Liabilities:
Demand deposits	296,250			243,850
Accrued expenses and
other liabilities	6,977			7,954
Total noninterest-bearing
liabilities	303,227			251,804
Shareholders’ equity	115,208			116,899
Total liabilities and
shareholders’ equity	$1,589,626			$1,530,580
Net interest income		$52,042			$49,570
Net interest spread			3.41%			3.35%
Net interest margin (4)			3.50%			3.47%

(1)	Average balances for available for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.